Exhibit 99.1

HORIZON AIRCRAFT | A NEW TYPE OF AEROSPACE COMPANY

BUILDING THE FUTURE



RENDERING OF THE X7 OVER A CITY

HORIZON AIRCRAFT INVESTOR DECK 2023

PRIVATE AND CONFIDENTIAL

This document contains forward - looking statements regarding, among other things, the strategies of Robinson Aircraft Ltd . (“ Horizon Aircraft ” or “ we ” or “ our ”) which may constitute “forward - looking statements” within the meaning of the United States Securities Act of 1933 , as amended (the “ U . S . Securities Act ”) and the United States Securities Exchange Act of 1934 , as amended by the Private Securities Litigation Reform Act of 1995 , including but not limited to the ability of Horizon Aircraft to successfully complete testing and certification of its Cavorite X 7 eVTOL quickly and then to enter the market and service a broad spectrum of early use cases, including the targeted future production of Horizon’s Cavorite X 7 aircraft ; the ability of the Cavorite X 7 to takeoff and land like a helicopter and fly twice as fast ; the projected useful load, estimated maximum speed and projected range of the Cavorite X 7 aircraft ; the ability of the Cavorite X 7 to fly 98 % of its mission in a like a traditional aircraft ; the certification for flight into known icing ; and the ability of the Cavorite X 7 to be fast, versatile, and built for bad weather . Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward - looking statements . The forward - looking statements represent our current expectations, estimates, forecasts and assumptions, and are based on information available as of the date hereof and involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward - looking statements . Such risks and uncertainties include, but are not limited to : the size and growth of the regional air mobility market generally ; our ability to develop, certify and produce aircraft that meet our performance expectations, the competitive environment in which we plan to operate ; our present and future capital needs to achieve our goals ; our ability to adequately protect and enforce our intellectual property rights ; our ability to effectively respond to evolving regulations and standards relating to our planned aircraft ; and uncertainties related to our limited operating history and that we face significant challenges to develop, certify, and manufacture its aircraft . Although Horizon Aircraft believes that its plans, intentions and expectations reflected in or suggested by these forward - looking statements are reasonable, Horizon Aircraft cannot assure you that Horizon Aircraft will achieve or realize these plans, intentions or expectations . Forward - looking statements are not guarantees of performance . As such, you should not place undue reliance on these forward - looking statements and you should read this document completely and with the understanding that our actual future results may be materially different from what we expect . All forward - looking statements are qualified in their entirety by this cautionary statement . Horizon Aircraft undertakes no obligation to update or revise forward - looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or circumstances, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws . No securities regulatory authority has expressed an opinion about Horizon Aircraft securities and it is an offense to claim otherwise . CAUTIONARY NOTE ABOUT FORWARD - LOOKING STATEMENTS HOR I Z ON A I R C R A F T IN V E S T O R DE C K 202 3 2 2 PR I VAT E A N D C O N F I D E N T I A L

This document contains certain projections or future oriented financial information about prospective results of operations, financial position or cash flows, based on assumptions about future economic conditions and courses of action and that is not presented in the format of a historical balance sheet, income statement or cash flow statement . The projections or FOFI have been prepared by Horizon Aircraft’s management to provide an outlook of Horizon Aircraft’s activities, results and anticipated use of proceeds . The projections or FOFI have been prepared based on a number of assumptions, including assumptions with respect to the costs and expenditures to be incurred by Horizon Aircraft, capital expenditures and operating costs, taxation rates for Horizon Aircraft and general and administrative expenses . Management does not have firm commitments for all of the costs, expenditures, prices or other financial assumptions used to prepare the projections or FOFI or assurance that such operating results will be achieved and, accordingly, the complete financial effects of all of those costs, expenditures, prices and operating results are not objectively determinable . The actual results of operations of Horizon Aircraft and the resulting financial results will likely vary from the amounts set forth in the analysis presented in this document, and such variation may be material . Horizon Aircraft and its management believe that the projections or FOFI have been prepared on a reasonable basis, reflecting management’s best estimates and judgments . However, because this information is highly subjective and subject to numerous risks including the risks discussed above, it should not be relied on as necessarily indicative of future results . Except as otherwise required by applicable securities laws, Horizon Aircraft undertakes no obligation to update such projections or FOFI and forward - looking statements and information . DISCLAIMER This document is for informational purposes only and is being made available solely to enable prospective “accredited” and other qualified investors authorized by Horizon Aircraft to evaluate an investment in the securities of Horizon Aircraft (the “ Securities ”) . This document does not constitute an offer to sell or the solicitation of an offer to buy the Securities, nor shall there be any sale of Securities, in the United States, Canada, any state, any province or any other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction . The Securities have not been and will not be registered under the U . S . Securities Act or any state securities laws and may not be offered or sold in the United States, or to or for the account or benefit of a U . S . Person (as defined in Regulation S under the U . S . Securities Act), except in compliance with the registration requirements of the U . S . Securities Act and applicable state securities laws or pursuant to an exemption therefrom . NO WARRANTIES The information contained in this document does not purport to be all - inclusive and neither Horizon Aircraft nor any other person makes any representation or warranty, express or implied, as to the completeness, accuracy or reliability of the information contained in this document . In particular, the general explanations included in this document cannot address, and are not intended to address, each prospective purchaser’s specific investment objectives, financial situations or financial needs . Accordingly, by accepting this document, each prospective purchaser confirms that such purchaser is not relying upon the information contained in this document to make any investment decision . Prospective purchasers should consult with their own counsel and tax and financial advisors as to legal and related matters concerning the matters described in this document . THIRD PARTY INFORMATION Certain information contained herein includes market and industry data that has been obtained from or is based upon estimates derived from third party sources, including industry publications, reports and websites . Third party sources generally state that the information contained therein has been obtained from sources believed to be reliable, but there is no assurance or guarantee as to the accuracy or completeness of included data . Although the data is believed to be reliable, Horizon Aircraft has not independently verified the accuracy, currency or completeness of any of the information from third party sources referred to in this document or ascertained from the underlying economic assumptions relied upon by such sources . Horizon Aircraft hereby disclaims any responsibility or liability whatsoever in respect of any third - party sources of market and industry data or information . PROJECTIONS & FUTURE - ORIENTED FINANCIAL INFORMATION HOR I Z ON A I R C R A F T IN V E S T O R DE C K 202 3 3 3 PR I VAT E A N D C O N F I D E N T I A L

COMPANY OVERVIEW

HORIZON AIRCRAFT

# FOUNDED IN 2013 TO ENABLE A BETTER WAY TO MOVE PEOPLE & GOODS GLOBALLY

A patented vertical lift system enabling an eVTOL aircraft unlike any other in the industry

## AN EXPERIENCED AEROSPACE TEAM

Horizon Aircraft is a family. Founded and led by a father-son team with extensive operational flying experience, the team now has collected an elite group of aerospace engineers. It is a team that has designed, built, and flown new types of aircraft from clean sheet designs.

## THE CAVORITE X7

Horizon Aircraft has developed an innovative new eVTOL aircraft, the Cavorite X7. Its patented fan-in-wing design allows for vertical takeoff and landing while flying enroute in an efficient configuration much like a traditional aircraft.

## MILITARY CONTRACTS

Led by a CF-18 Canadian Top Gun fighter pilot, the Cavorite X7 was designed for the real operational world. This was recognized by the USAF and USSOCOM through the award of an AFWERX High Speed VTOL contract. The team worked closely with the USAF/USSOCOM and successfully completed the engagement.

"We were humbled and excited to partner with the United States Air Force and USSOCOM. Together we developed our hybrid eVTOL platform towards providing capability to help service people around the world."

*Brandon Robinson, CEO*

AFWERX

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THE TEAM

# LEADING THE WAY

Our team of industry trailblazers includes visionary entrepreneurs with high-growth startup expertise and aerospace engineers with military-proven leadership.



**BRANDON ROBINSON**

CHIEF EXECUTIVE, FOUNDER

- CF-18 Fighter Pilot Top Gun grad
- Mechanical Engineer & MBA
- Major project directorship over $400M budget
- Air Force commendations and awards for leadership and flight safety



**BRIAN ROBINSON**

CHIEF ENGINEER, FOUNDER

- Experimental aircraft builder & pilot
- Mechanical Engineer, P.Eng
- 50 years of custom aviation engineering
- Advanced manufacturing
- Executive management



**JASON O'NEILL**

CHIEF OPERATING OFFICER

- 20 years of high growth start-up
- Machine learning, software architecture & integration
- Sr. Leadership, strategy and team building

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A GLOBAL PROBLEM | THE AAM SOLUTION

# ADVANCED AIR MOBILITY

## SOLVING A GLOBAL PROBLEM

Globally, traffic congestion contributes to serious negative consequences in terms of lost time, increased fuel consumption, higher emissions, and accidents. According to a recent study in the US, France, Germany and the UK road congestion accounted for up to $200 billion annually in lost productivity.†

## eVTOL AIRCRAFT OFFER A SOLUTION

By 2050, according to the United Nations almost 70% of the world's population will be urbanized. The need for efficient and sustainable mobility solutions has never been more prescient. Fortunately, Advanced Air Mobility (AAM) may soon be able to offer a powerful solution. Low cost, low $CO_2$ emissions, and a safer way to travel, AAM promises to be disruptive to legacy air travel and cargo systems.

*LOWER COST, SAFER, AND MORE ENVIRONMENTALLY SUSTAINABLE*

San Francisco → San Jose: 15 min flight instead of a 1:40 congested drive


Marina
San Francisco
Downtown
San Jose
UBER
VTOL
TIME 15min
DIST 43.3mi
Caltrain
TIME 2hr 12min
DIST 55.4mi
ESTIMATED PRICING
VTOL
Initial $129
Near-term $43
Long-term $20
Today
uberX $111
uberPOOL $83
uberX + Transit $31
uberX
TIME 1hr 40min
DIST 56.9mi
SOURCE: UBER 2021

Haryana → New Delhi: 6 min flight instead of a 1:40 challenging drive


Gurgaon
Haryana
Connaught Place
New Delhi
VTOL
TIME 6min
DIST 12.3mi
uberX
TIME 1hr 40min
DIST 19.6mi
ESTIMATED PRICING
VTOL
Initial $37
Near-term $12
Long-term $6
Today
uberX $9
uberGO $8
SOURCE: UBER 2021

† BERNARDO ET AL., "POLLUTION & CONGESTION IN URBAN AREAS," 2021

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TOTAL ADDRESSABLE MARKET

# A HUGE PROJECTED INDUSTRY THAT IS SET TO TAKE OFF

| | |
|---|---|
| Transport & Logistics | $517B |
| Shared Mobility | $457B |
| Military, Defense | $10B |
| **Total Addressable Market (by 2040)** | **$1.0T** |

Horizon Aircraft is a company with a unique approach, patented technology & strong leadership represents significant potential in a rapidly growing new industry



## $1.0 TRILLION

PROJECTED TOTAL ADDRESSABLE MARKET BY 2040

Morgan Stanley , Autonomous Aircraft, 2021

RENDERING OF THE CAVORITE X7 OVER A MOUNTAIN RANGE

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OUR PATENTED SOLUTION

# VERTICAL MODE



## HORIZON AIRCRAFT CAVORITE X7

A PROTOTYPE eVTOL DESIGNED FOR LONGER-RANGE REGIONAL PASSENGER, CARGO, AND SPECIAL MISSIONS

TAKEOFF AND LAND LIKE A HELICOPTER AND FLY ALMOST TWICE AS FAST

US NON-PROVISIONAL UTILITY PATENTS PROTECTING KEY TECH

- 7-Person Capacity
- CleanTech, High Efficiency Hybrid
- Patented Fan-in-Wing Design
- Low CapEx and OpEx
- 1500 lb Payload
- 500 mile Range

***RENDERING OF THE CAVORITE X7 IN THE VERTICAL FLIGHT MODE*

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OUR PATENTED SOLUTION

# FORWARD MODE



## HORIZON AIRCRAFT CAVORITE X7

WINGS *CLOSED* FOR ENROUTE FLIGHT, FLYING LIKE A NORMAL AIRCRAFT.

FAST, VERSATILE, USEFUL. DESIGNED BY PILOTS FOR REAL-WORLD OPERATIONS.

- 7-Person Capacity
- CleanTech, High Efficiency Hybrid
- Patented Fan-in-Wing Design
- Low CapEx and OpEx
- 1500 lb Payload
- 500 mile Range

***RENDERING OF THE CAVORITE X7 IN THE ENROUTE FLIGHT MODE*

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THE ADVANTAGE OF OUR DESIGN

# TAKE OFF AND LAND LIKE A HELICOPTER BUT FLY ALMOST TWICE AS FAST WITH LOWER OPERATING COSTS

Hybrid-electric power

450 km/h top speed [†]

680 kg useful load [†]

800+ km range [††]

## DESIGNED TO BE ONE OF THE MOST EFFICIENT eVTOLS IN THE INDUSTRY

The patented wing system allows the Cavorite X7 to fly enroute in a configuration exactly like a normal aircraft. Flying like a traditional aircraft for 98% of the mission has several advantages:

*Lower cost to own & operate*

*Simple operation*

*Fast*



ALL PERFORMANCE BASED ON ENGINEERING ASSESSMENT; [†]FLYING AT 10,000 FT AT MAXIMUM POWER; [††]MAX RANGE BASED ON A MEDIUM PAYLOAD OF 800 LBS AND 220 KTS CRUISE

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# AN ALL-WEATHER eVTOL DESIGN

*Intent to certify the aircraft for flight into known icing*

*Designed for bad weather operations*

*Multi-mission capability*



RENDERING OF THE CAVORITE X7 IN BAD WEATHER

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# REAL-WORLD TESTING ON A SUB-SCALE PROTOTYPE

*The 50%-scale prototype has successfully demonstrated hover flight*


CAVORITE X5
C-HRZN

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PICTURE OF THE 50%-SCALE AIRCRAFT DURING HOVER FLIGHT TESTING

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THE COMPETITIVE LANDSCAPE

# EXCEPTIONAL PERFORMANCE, SAFETY, AND VERSATILITY

*Hybrid-electric power driving exceptional performance*


CAVORITE X5







| | SPEED[††] | RANGE[††] | PAYLOAD[††] | VALUATION[†] |
|---|---|---|---|---|
| | 450 km/h | 800+ km | 680 kg | *$96M* |
| JOBY AVIATION | 320 km/h | 160 km | 450 kg | *$4.48B* |
| LILIUM | 250 km/h | 250 km | 350 kg | *$400M* |
| ARCHER | 240 km/h | 160 km | 450 kg | *$1.46B* |

[†] VALUATION OF HORIZON AIRCRAFT IN THE PROPOSED DEAL; [††] PERFORMANCE METRICS BASED ON INVESTOR PRESENTATIONS AND PUBLIC DATA AS OF SEPT 2023

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UNITED STATES GOVERNMENT CONTRACT AWARD

# USAF & USSOCOM PARTNERSHIP

## IN JANUARY OF 2022 AN AFWERX PHASE 1 CONTRACT WAS AWARDED FOR THE INNOVATIVE CAVORITE HIGH SPEED VTOL AIRCRAFT DESIGN

### PHASE 1 US DOD HSVTOL CONTRACT AWARD

The AFWERX Phase 1 award offered close to $400K USD for Horizon Aircraft to demonstrate the viability of the Cavorite VTOL concept. In April of 2022, the Horizon Aircraft team hosted the USAF and USSOCOM AFWERX teams at the primary assembly facility.

### FUTURE OPPORTUNITIES

The US Military is very interested in *Runway Independent Operations*. The Horizon Aircraft team is confident that the winning Cavorite hybrid electric VTOL concept could offer many opportunities for partnership going forward.

*"The partnership with the USAF and USSOCOM through AFWERX allowed us to accelerate development and further explore important military applications for our innovative Cavorite VTOL technology platform."*

\- Brandon Robinson, CEO Horizon Aircraft

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ADVANCED FLIGHT TESTING PROGRAM IS ACCELERATING

# TRANSITION TO FORWARD FLIGHT

*Initial Wind Tunnel Testing Complete*

*Having successfully completed hover testing near the end of Q1 2023, the team immediately moved on to investigate transition to forward flight.*

*The team believes it will complete a successful transition flight prior to the end of Q1 of 2024.*

[LINK TO WIND TUNNEL VIDEO]



PICTURE OF THE 50%-SCALE AIRCRAFT DURING WIND TUNNEL TESTING

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MEASURABLE SUCCESS

# INDUSTRY-LEADING TECH PROGRESS

*Rapid technical progress has been accelerated by numerous grants, awards, and includes a long list of patents and other industry innovations.*



## VERTICALLY INTEGRATED

All composite manufacturing, 3D printed advanced carbon fibre thermoplastics, custom electronics, control systems and much more completed in-house.

## FULL-SCALE AIRCRAFT IN DESIGN

Exceptional performance of the 50%-scale prototype has allowed the team to move forward and accelerate development of our full-scale aircraft.

PICTURE OF THE 50%-SCALE AIRCRAFT AFTER FLIGHT TESTING

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MAXIMIZING INVESTMENT

# USE OF PROCEEDS FROM CAPITAL RAISE

*Building a Revolutionary Team and Prototype*

## A FULL-SCALE AIRCRAFT IN TWO YEARS

*In two years we anticipate using $20M to build a fully functional 100%-scale prototype Cavorite X7 that is ready for flight testing, pre-sales, and and an exciting future.*

## LEVERAGING INVESTMENT

With both the Canadian and US governments prioritizing aerospace strategic investments, any investor funds could be met with significant non-dilutive capital.

***EXAMPLE – Initiative for Sustainable Aviation Technology (INSAT)***
"Today, the Honourable François-Philippe Champagne, Minister of Innovation, Science and Industry, announced an investment of **$350 million** to support Canada's new Initiative for Sustainable Aviation Technology (INSAT) aimed at accelerating the green industrial transformation of the aerospace industry"


$1M
$4M
$5M
$10M
S&M
G&A
CapEx
R&D

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PONO CAPITAL THREE BUSINESS COMBINATION WITH HORIZON AIRCRAFT

# SIGNIFICANT POTENTIAL

**$96M**
HORIZON ENTERPRISE VALUE

**$216M**
PRO FORMA EQUITY VALUE †

**NASDAQ: HOVR**
ANTICIPATED TICKER SYMBOL

## TRANSACTION OVERVIEW

Pono Capital Three with $115M in Treasury as of Sept 2023

Forward Share Purchase Agreement signed with Meteora Capital

Majority of cash, net of closing expenses and redemptions, used for development of Horizon Aircraft's hybrid eVTOL aircraft program

Boards of Directors of both Horizon Aircraft and Pono Capital Three have unanimously approved the Business Combination

Flat equity structure; close to zero net debt anticipated at closing

PONO CAPITAL THREE, INC.

† BEFORE DEAL EXPENSES, ASSUMES NO REDEMPTIONS

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JOIN US TO HELP BUILD A BETTER FUTURE

CONTACT:

E. BRANDON ROBINSON, CEO

brandon@horizonaircraft.com

613.866.1935

RENDERING OF THE CAVORITE X7 ON A SIMULATED APPROACH TO LAND

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